As filed with the Securities and Exchange Commission on March 3, 2023
Registration No. 333-172428
Registration No. 333-171066
Registration No. 333-128734
Registration No. 333-128733
Registration No. 333-127570
Registration No. 333-127569
Registration No. 333-127568
Registration No. 333-127567
Registration No. 333-127566
Registration No. 333-127565
Registration No. 333-127564
Registration No. 333-127563
Registration No. 333-127561
Registration No. 333-127560
Registration No. 333-127559
Registration No. 333-127558
Registration No. 333-122121
Registration No. 333-102269
Registration No. 333-46261
Registration No. 333-21809
Registration No. 333-21807
Registration No. 333-21805
Registration No. 333-02011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
POST-EFFECTIVE AMENDMENTS ON FORM S-8
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

CHEVRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-0890210 (I.R.S. Employer Identification No.)
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
(Address of Principal Executive Offices)

ATLAS ENERGY, INC. 2009 STOCK INCENTIVE PLAN
LONG-TERM INCENTIVE PLAN OF CHEVRON CORPORATION
UNOCAL DEFERRED COMPENSATION PLAN OF 2005
UNOCAL DEFERRED COMPENSATION PLAN
TITAN EXPLORATION, INC. 1996 INCENTIVE PLAN
MOLYCORP, INC. 401(k) RETIREMENT SAVINGS PLAN
UNOCAL SPECIAL STOCK OPTION PLAN
PURE RESOURCES, INC. 1999 INCENTIVE PLAN
UNOCAL STOCK OPTION PLAN
UNOCAL CORPORATION 1998 MANAGEMENT INCENTIVE PROGRAM
UNOCAL CORPORATION 1991 MANAGEMENT INCENTIVE PROGRAM
DIRECTORS' RESTRICTED STOCK UNITS PLAN
UNOCAL CORPORATION 2001 DIRECTORS' DEFERRED COMPENSATION AND STOCK AWARD PLAN

UNOCAL CORPORATION 2004 MANAGEMENT INCENTIVE PROGRAM
UNOCAL SAVINGS PLAN
UNOCAL CORPORATION 2004 DIRECTORS' DEFERRED COMPENSATION AND RESTRICTED STOCK UNIT AWARD PLAN
CHEVRONTEXACO CORPORATION LONG-TERM INCENTIVE PLAN
CHEVRONTEXACO UK SHARE INCENTIVE PLAN
THE GROUP RETIREMENT SAVINGS PLAN OF THE CHEVRON CANADIAN EMPLOYEES' SAVINGS PLAN ESTABLISHED BY CHEVRON CANADA LIMITED
INTERNATIONAL SAVINGS ASSISTANCE PLAN
CHEVRON CORPORATION 1998 BROAD-BASED NONQUALIFIED STOCK OPTION PROGRAM FOR U.S. DOLLAR PAYROLL EMPLOYEES
CHEVRON CORPORATION SALARY DEFERRAL PLAN FOR MANAGEMENT EMPLOYEES
CHEVRON CORPORATION LONG-TERM INCENTIVE PLAN
CHEVRON CORP. MANAGEMENT INCENTIVE PLAN
CHEVRON CORPORATION PERFORMANCE STOCK OPTION PROGRAM
(Full Title of the Plan)

Mary A. Francis, Esq.
Corporate Secretary and Chief Governance Officer
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Telephone: (925) 842-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Sean C. Feller, Esq.
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Telephone: (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of Chevron Corp. on Form S-8 (collectively, the “Registration Statements”):

•Registration No. 333-172428, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 24, 2011, covering an aggregate of 195,395 shares of common stock, par value $0.75 per share, of the Company, issuable under the Atlas Energy, Inc. 2009 Stock Incentive Plan;
•Registration No. 333-171066, filed with the Commission on December 9, 2010, covering an aggregate of 100,000,000 shares of common stock, par value $0.75 per share, of the Company, issuable under the Long-Term Incentive Plan of Chevron Corporation;
•Registration No. 333-128734, filed with the Commission on September 30, 2005, covering an aggregate of $13,000,000 in deferred compensation obligations of the Company, issuable under Unocal Deferred Compensation Plan of 2005;
•Registration No. 333-128733, filed with the Commission on September 30, 2005, covering an aggregate of $18,000,000 in deferred compensation obligations of the Company, issuable under the Unocal Deferred Compensation Plan;
•Registration No. 333-127570, filed with the Commission on August 15, 2005, covering an aggregate of 534 shares of common stock, par value $0.75 per share, of the Company, issuable under the Titan Exploration, Inc. 1996 Incentive Plan;
•Registration No. 333-127569, filed with the Commission on August 15, 2005, covering an aggregate of 1,524 shares of common stock, par value $075 per share, of the Company, issuable under the Molycorp, Inc. 401(k) Retirement Savings Plan;
•Registration No. 333-127568, filed with the Commission on August 15, 2005, covering an aggregate of 19,580 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Special Stock Option Plan;
•Registration No. 333-127567, filed with the Commission on August 15, 2005, covering an aggregate of 47,815 shares of common stock, par value $0.75 per share, of the Company, issuable under the Pure Resources, Inc. 1999 Incentive Plan;
•Registration No. 333-127566, filed with the Commission on August 15, 2005, covering an aggregate of 1,700,032 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Stock Option Plan;
•Registration No. 333-127565, filed with the Commission on August 15, 2005, covering an aggregate of 2,445,056 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Corporation 1998 Management Incentive Program;
•Registration No. 333-127564, filed with the Commission on August 15, 2005, covering an aggregate of 214,713 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Corporation 1991 Management Incentive Program;
•Registration No. 333-127563, filed with the Commission on August 15, 2005, covering an aggregate of 123,423 shares of common stock, par value $0.75 per share, of the Company, issuable under the Directors' Restricted Stock Units Plan;
•Registration No. 333-127561, filed with the Commission on August 15, 2005, covering an aggregate of 76,261 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Corporation 2001 Directors' Deferred Compensation and Stock Award Plan;
•Registration No. 333-127560, filed with the Commission on August 15, 2005, covering an aggregate of 1,346,630 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Corporation 2004 Management Incentive Program;
•Registration No. 333-127559, filed with the Commission on August 15, 2005, covering an aggregate of 457,039 shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Savings Plan;
•Registration No. 333-127558, filed with the Commission on August 15, 2005, covering an aggregate of $9,821,844 in shares of common stock, par value $0.75 per share, of the Company, issuable under the Unocal Corporation 2004 Directors' Deferred Compensation and Restricted Stock Unit Award Plan;

•Registration No. 333-122121, filed with the Commission on January 18, 2005, covering an aggregate of 64,300,000 shares of common stock, par value $0.75 per share, of the Company, issuable under the ChevronTexaco Corporation Long-Term Incentive Plan;
•Registration No. 333-102269, filed with the Commission on December 30, 2002, as amended on January 18, 2005, covering an aggregate of 414,122 shares of common stock, par value $0.75 per share, of the Company, issuable under the ChevronTexaco UK Share Incentive Plan, The Group Retirement Savings Plan of the Chevron Canadian Employee's Savings Plan Established by Chevron Canada Limited, and International Savings Assistance Plan;
•Registration No. 333-46261, filed with the Commission on February 13, 1998, as amended on January 18, 2005, covering an aggregate of 6,597,025 shares of common stock, par value $0.75 per share, of the Company, issuable under the Chevron Corporation 1998 Broad-Based Nonqualified Stock Option Program for U.S. Dollar Payroll Employees;
•Registration No. 333-21809, filed with the Commission on February 14, 1997, covering an aggregate of $20,000,000 in deferred compensation obligations and 292,237 shares of common stock, par value $0.75 per share, of the Company, issuable under the Chevron Corporation Salary Deferral Plan for Management Employees;
•Registration No. 333-21807, filed with the Commission on February 14, 1997, covering an aggregate of $75,000,000 in deferred compensation obligations and 1,095,890 shares of common stock, par value $0.75 per share, of the Company, issuable under the Chevron Corporation Long-Term Incentive Plan;
•Registration No. 333-21805, filed with the Commission on February 14, 1997, covering an aggregate of $150,000,000 in deferred compensation obligations and 2,191,780 shares of common stock, par value $0.75 per share, of the Company, issuable under the Chevron Corporation Management Incentive Plan; and
•Registration No. 333-02011, filed with the Commission on March 28, 1996, covering an aggregate of 4,800,000 shares of common stock, par value $0.75 per share, of the Company, issuable under the Chevron Corporation Performance Stock Option Program.

The Company has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 3, 2023.

CHEVRON CORPORATION

By:	/s/ Mary A. Francis
Name:	Mary A. Francis
Title:	Corporate Secretary and Chief Governance Officer